As filed with the Securities and Exchange Commission on February 10, 2004

                                                     Registration No. 333-102352
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       To
                             REGISTRATION STATEMENT
                                      Under
                                   SCHEDULE B
                                       Of
                           The Securities Act of 1933

                                   -----------

                                Republic of Chile


                              (Name of Registrant)

                                   -----------

                               Oscar Fuentes Lazo
                     General Consul of the Republic of Chile
                       886 United Nations Plaza, Suite 601
                            New York, New York 10017

                 (Name and address of Authorized Representative
                     of the Registrant in the United States)
                                   -----------

            It is requested that copies of notices and communications
             from the Securities and Exchange Commission be sent to:



            Roger W. Thomas                           Stuart K. Fleischmann
            William F. Gorin                           Shearman & Sterling
   Cleary, Gottlieb, Steen & Hamilton                 599 Lexington Avenue
            1 Liberty Plaza                         New York, New York 10022
        New York, New York 10006

                                    -----------


        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.



         The securities being registered are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.





================================================================================

                                    CONTENTS

        This Amendment No. 5 to Registration Statement No. 333-102352 comprises:

        (1) The facing sheet.

        (2) The following exhibits:

               A. Second Amended and Restated Fiscal Agency Agreement, including form of certain Debt Securities, dated as of January 28, 2004.

               B. Opinion of Baraona, Marre y Spiess Abogados, special Chilean counsel to Chile, with respect to the legality of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.

               C. Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York Counsel to Chile, with respect to the legality of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.

               D. Names and addresses of underwriters of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.

               E. Consent of Baraona, Marre y Spiess Abogados (included in Exhibit B).

               F. Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit C).

___________

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, the Republic of Chile, has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile on the 10th day of February, 2004.





                                       By:   /s/ Oscar Fuentes Lazo
                                             -----------------------------------
                                             Oscar Fuentes Lazo
                                             Consul General of Chile in New York

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in the City of New York, New York, on the 10th day of February, 2004.




                                       By:   /s/ Oscar Fuentes Lazo
                                             -----------------------------------
                                             Oscar Fuentes Lazo
                                             Consul General of Chile in New York

                                  EXHIBIT INDEX
--------------------------------------------------------------------------------
   Exhibit
   -------
--------------------------------------------------------------------------------
   A. Second Amended and Restated Fiscal Agency Agreement, including form of certain Debt Securities, dated as of January 28, 2004.
--------------------------------------------------------------------------------
   B. Opinion of Baraona, Marre y Spiess Abogados, special Chilean counsel to Chile, with respect to the legality of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.
--------------------------------------------------------------------------------
   C. Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York Counsel to Chile, with respect to the legality of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.
--------------------------------------------------------------------------------
   D. Names and addresses of underwriters of the US$600,000,000 Floating Rate Notes due 2008 of the Republic of Chile.
--------------------------------------------------------------------------------
   E.          Consent of Baraona, Marre y Spiess Abogados
               (included in Exhibit B).
--------------------------------------------------------------------------------
   F.          Consent of Cleary, Gottlieb, Steen & Hamilton
               (included in Exhibit C).
--------------------------------------------------------------------------------